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                                                                Exhibit 77(e)(1)

September 23, 2005


Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

         Pursuant to the Amended and Restated Investment Advisory Agreement dated April 30, 2001, as amended, between ING Variable Products Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fee for ING VP High Yield Bond Portfolio (the "Portfolio"), effective September 23, 2005. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Amended and Restated Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the Portfolio, is attached hereto.

         Please signify your acceptance to the modification of the investment management fee for the Portfolio by signing below where indicated.

                                           Very sincerely,


                                             /s/ Robert S.Naka
                                           ---------------------------
                                            Robert S. Naka
                                            Senior Vice President
                                            ING Variable Products Trust


ACCEPTED AND AGREED TO:
ING Investments, LLC



By:   /s/ Todd Modic
    --------------------------
     Todd Modic
     Senior Vice President


7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000    ING Variable Products Trust
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

                         AMENDED AND RESTATED SCHEDULE A

                               with respect to the

               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                     between

                           ING VARIABLE PRODUCTS TRUST

                                       and

                              ING INVESTMENTS, LLC

                                                           Annual Investment Management Fee
Funds                                                     ----------------------------------
-----                                               (as a percentage of average daily net assets)

ING VP Convertible Portfolio                                             0.75%

ING VP Disciplined LargeCap Portfolio                    0.75% of the first $250 million of assets
                                                          0.70% of the next $250 million of assets
                                                          0.65% of the next $250 million of assets
                                                          0.60% of the next $250 million of assets
                                                         0.55% of the assets in excess of $1 billion

ING VP Financial Services Portfolio
                                                          0.75% of the first $500 million of assets
                                                        0.70% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio                          0.62% of the first $200 million of assets
                                                           0.55% of the next $300 million of assets
                                                           0.50% on the next $500 million of assets
                                                         0.45% of the assets in excess of $1 billion

ING VP International Value Portfolio                                     1.00%

ING VP LargeCap Growth Portfolio                                         0.75%

ING VP MagnaCap Portfolio                                                0.75%

ING VP MidCap Opportunities Portfolio                                    0.75%

ING VP Real Estate Portfolio
                                                        0.80% of the first $100 million of assets
                                                      0.70% of the assets in excess of $100 million

                                                           Annual Investment Management Fee
Funds                                                     ----------------------------------
-----                                               (as a percentage of average daily net assets)

ING VP SmallCap Opportunities Portfolio                0.75% of the first $250 million of assets
                                                        0.70% of the next $250 million of assets
                                                        0.65% of the next $250 million of assets
                                                        0.60% of the next $250 million of assets
                                                      0.55% of the assets in excess of $1 billion


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